AGREEMENT OF PURCHASE AND SALE


                                      among


                 BLACKSTONE/TCC AUSTIN PARTNERS L.P., the SELLER



                                       and


                        HRPT PROPERTIES TRUST, the BUYER





                               As of July __, 1998

                                TABLE OF CONTENTS

                                    ARTICLE I

DEFINITIONS.........................................................................6
Section 1.1     Defined Terms. .....................................................6

                                   ARTICLE II


SALE, PURCHASE PRICE AND CLOSING...................................................12
Section 2.1     Sale of Asset......................................................12
Section 2.2     Earnest Money......................................................13
Section 2.3     The Closing........................................................14

                                   ARTICLE II


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER............................14
Section 3.1     General Seller Representations and Warranties.  ...................14
Section 3.2     Representations and Warranties of the Seller as to the Asset. .....15
Section 3.3     Covenants of the Seller Prior to Closing.   .......................17
Section 3.4     Industrial Building 2.  ...........................................19

                                   ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER.............................20
Section 4.1     Representations, Warranties and Covenants of the Buyer.  ..........20

                                    ARTICLE V

CONDITIONS PRECEDENT TO CLOSING....................................................25
Section 5.1     Conditions Precedent To Seller's Obligations.......................25
Section 5.2     Conditions to the Buyer's Obligations.  ...........................26

                                   ARTICLE VI

CLOSING DELIVERIES.................................................................27

                                   ARTICLE VII


INSPECTIONS........................................................................30
Section 7.1     Right of Inspection................................................30
Section 7.2     Due Diligence Period...............................................30

                                  ARTICLE VIII


TITLE AND PERMITTED EXCEPTIONS.....................................................31
Section 8.1     Permitted Exceptions.  ............................................31
Section 8.2     Title Report.  ....................................................31
Section 8.3     Use of Purchase Price to Discharge Title Exceptions................31
Section 8.4     Inability to Convey................................................32
Section 8.5     Rights in Respect of Inability to Convey. .........................32
Section 8.6     Voluntary Title Exceptions.........................................33
Section 8.7     The Buyer's Right to Accept Title..................................33

Section 8.8     Cooperation........................................................33

                                   ARTICLE IX

TRANSACTION COSTS; RISK OF LOSS....................................................33
Section 9.1     Transaction Costs.  ...............................................33
Section 9.2     Risk of Loss.......................................................34

                                    ARTICLE X


ADJUSTMENTS........................................................................35
Section 10.1    Fixed Rents........................................................35
Section 10.2    Overage Rents......................................................36
Section 10.3    Taxes and Assessments.  ...........................................38
Section 10.4    Water and Sewer Charges.  .........................................38
Section 10.5    Utility Charges....................................................39
Section 10.6    Material Contracts.................................................39
Section 10.7    Miscellaneous Revenues.............................................39
Section 10.8    Security Deposits.  ...............................................39
Section 10.9    Other..............................................................39
Section 10.10   Re-Adjustment......................................................40

                                   ARTICLE XI

INDEMNIFICATION....................................................................40
Section 11.1    Indemnification by the Seller......................................40
Section 11.2    Indemnification by the Buyer.......................................40
Section 11.3    Limitations on Indemnification.  ..................................40
Section 11.4    Survival...........................................................41
Section 11.5    Indemnification as Sole Remedy.....................................41

                                   ARTICLE XII

TAX CERTIORARI PROCEEDINGS.........................................................41
Section 12.1     Prosecution and Settlement of Proceedings.........................41
Section 12.2     Application of Refunds or Savings.  ..............................42
Section 12.3     Survival..........................................................42

                                  ARTICLE XIII

DEFAULT............................................................................42
Section 13.1    Default............................................................42

                                   ARTICLE XIV

MISCELLANEOUS......................................................................43
Section 14.1    Use of Blackstone Name and Address.................................43
Section 14.2    Exculpation of the Seller..........................................43
Section 14.3    Brokers.  .........................................................43
Section 14.4    Confidentiality; Press Release; IRS Reporting Requirements. .......44
Section 14.5    Escrow Provisions.  ...............................................45
Section 14.6    Successors and Assigns; No Third-Party Beneficiaries...............45
Section 14.7    Assignment.  ......................................................46
Section 14.8    Further Assurances.  ..............................................46

Section 14.9    Notices............................................................46
Section 14.10   Entire Agreement.  ................................................47
Section 14.11   Amendments.  ......................................................47
Section 14.12     No Waiver.  .....................................................47
Section 14.13   Governing Law......................................................47
Section 14.14   Submission to Jurisdiction.  ......................................47
Section 14.15   Severability.......................................................48
Section 14.16   Section Headings...................................................48
Section 14.17   Counterparts.......................................................48
Section 14.18   Acceptance of Deed.  ..............................................48
Section 14.19   Construction.......................................................48
Section 14.20   Recordation........................................................48
Section 14.21   Waiver of Jury Trial...............................................48
Section 14.22   Financials.........................................................48
Section 14.23   Nonliability of Trustees...........................................49
Section 14.24   Independent Contract Consideration.................................49
Section 14.25   Tax Free Exchange.  ...............................................49

     Exhibits

     Exhibit A                 -        Assignment of Leases
     Exhibit B                 -        Assignment of Contracts
     Exhibit C                 -        Tenant Notices
     Exhibit D                 -        Special Warranty Deed
     Exhibit E                 -        Bill of Sale
     Exhibit F                 -        FIRPTA Certificate
     Exhibit G                 -        Estoppel Certificates



     Schedules

     Schedule I       -        Asset Schedule
     Schedule II      -        Existing Title Policy and Survey
     Schedule III     -        Phase II
     Schedule IV      -        Seller SDP Deposits
     Schedule V       -        Material Contracts
     Schedule VI      -        Space Leases
     Schedule VI-1    -        Landlord's Work in Progress
     Schedule VII     -        Brokerage Commissions
     Schedule VIII    -        Litigation
     Schedule IX      -        Space Leases in Progress
     Schedule X       -        Security Deposits Held By Seller

                         AGREEMENT OF PURCHASE AND SALE

                 AGREEMENT OF PURCHASE AND SALE (this "Agreement"), made as of the ____________________ day of July, 1998 by and between the entity (the "Seller") listed in the column entitled "Seller" on Schedule I attached hereto and made a part hereof (the "Asset Schedule") and HRPT Properties Trust, a Maryland real estate investment trust (the "Buyer").


                                   Background

                 A. The Seller is the owner of the land, buildings and other improvements (or leasehold interest therein) constituting the "Property" listed in the column entitled "Property" opposite its name on the Asset Schedule (the "Property"). The Property listed on the Asset Schedule, together with the Asset-Related Property (as defined below) with respect to the Property, shall be referred to herein, collectively, as the "Asset".

                 B. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Asset on the terms and conditions hereinafter set forth.


                                    AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                 Section 1.1 Defined Terms. The capitalized terms used herein will have the following meanings.

                 "Agreement" shall mean this Agreement of Purchase and Sale and all amendments hereto, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

                 "Asset" shall have the meaning assigned thereto in "Background" paragraph A.

                 "Asset File" shall mean the materials with respect to the Property previously delivered to the Buyer or its representatives by or on behalf of the Seller.

                 "Asset Manager" shall mean the person identified on the Asset Schedule as the Asset Manager with respect to the Property, such person being the individual responsible for management of the Asset on behalf of the Seller.

                 "Asset-Related Property" shall have the meaning assigned thereto in subsection 2.1(b).

                 "Asset Schedule" shall have the meaning assigned thereto in the Preamble to this Agreement.

                 "Assignment of Contracts" shall have the meaning assigned thereto in Article VI.

                 "Assignment of Leases" shall have the meaning assigned thereto in Article VI.

                 "Basket Limitation" shall mean (i) with respect to Phase I, an amount equal to one percent (1%) of the Phase I Purchase Price Portion and (ii) with respect to Phase II, an amount equal to one percent (1%) of the Phase II Purchase Price Portion.

                 "Bill of Sale" shall have the meaning assigned thereto in
Article VI.

                 "BREA" shall mean Blackstone Real Estate Acquisitions L.L.C.

                 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Boston, Massachusetts.

                 "Buyer" shall have the meaning assigned thereto in the Preamble to this Agreement.

                 "Buyer-Related Entities" shall have the meaning assigned thereto in subsection 11.1.

                 "Cap Limitation" shall mean (i) with respect to Phase I, an amount equal to three percent (3%) of the Phase I Purchase Price Portion and
(ii) with respect to Phase II, an amount equal to three percent (3%) of the Phase II Purchase Price Portion.

                 "Cisco" shall mean Cisco Systems, Inc., a California corporation.

                 "Cisco Lease" shall mean that certain lease dated as of April 10, 1998 between the Seller and Cisco with respect to Industrial Building 3 and Industrial Building 4, as amended by that certain First Amendment to Lease Agreement dated as of June 16,

                 1998. "Closing" shall mean the Phase I Closing or the Phase II Closing; collectively the "Closings".

                 "Closing Date" shall mean the Phase I Closing Date or the Phase II Closing Date.

                 "Condition of the Assets" shall have the meaning assigned thereto in subsection 4.1(e)(ii).

                 "Deed" shall have the meaning assigned thereto in Article VI.

                 "Due Diligence Expiration Date" shall have the meaning assigned thereto in subsection 7.2(a).

                 "Earnest Money" shall have the meaning assigned thereto in subsection 2.2(b).

                 "Eastdil" shall mean Eastdil Realty Company, L.L.C.

                 "Escrow Account" shall have the meaning assigned thereto in subsection 14.5(a).

                 "Escrow Agent" shall have the meaning assigned thereto in subsection 2.2(b)(i).

                 "Estoppel Condition" shall mean the closing conditions set forth in paragraph 5.2(g).

                 "Existing Survey" shall mean the survey with respect to the Property listed on Schedule II attached hereto.

                 "Existing Title Commitment" shall mean the title commitment with respect to the Property attached hereto as part of Schedule II.

                 "Fixed Rents" shall have the meaning assigned thereto in subsection 10.1(a).

                 "Hazardous Materials" shall have the meaning assigned thereto in subsection 4.1(e)(ii)(A).

                 "Independent Contract Consideration" shall have the meaning assigned thereto in Section 14.24.

                 "Industrial Building 2": shall mean the single story, service center type building to be constructed in Phase II containing approximately 29,425 gross square feet.

                 "Industrial Building 3": shall mean the single story, service center type building located in Phase II containing approximately 55,388 gross square feet.

                 "Industrial Building 4": shall mean the single story, service center type building located in Phase II containing approximately 93,188 gross square feet.

                 "IRS" shall mean the Internal Revenue Service.

                 "IRS Reporting Requirements" shall have the meaning assigned thereto in subsection 14.4(b).

                 "Losses" shall have the meaning assigned thereto in subsection 11.1.

                 "Material Contracts" shall have the meaning assigned thereto in subsection 3.2(b).

                 "Overage Rent" shall have the meaning assigned thereto in subsection 10.2(a).

                 "Permitted Exceptions" shall mean (i) the matters set forth on the Existing Title Commitment which have not been marked out or the Existing Survey, (ii) the Space Leases, Material Contracts and other contracts affecting the Property and any Space Leases, Material Contracts or other contracts entered into after the date, and in accordance with the terms, of this Agreement, (iii) liens for current real estate taxes which are not yet due and payable, (iv) standard pre-printed jacket exceptions and provisions contained in forms of title insurance policies, (v) subject to the adjustments provided for herein, any service, installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas,
(vi) rights of vendors and holders of security interests on personal property installed on the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the Space Leases of such tenants,
(vii) matters contained in the updated title commitment or survey with respect to the Property obtained by the Buyer as required under Section 8.2 which matters do not qualify as Permitted Exceptions under one of the other clauses of this definition and with respect to which either (A) the Buyer has not raised an objection within the time period required in Section 8.2 or (B) the Buyer has raised an objection within the time period required in Section 8.2 (the Buyer being deemed to have raised an objection with respect to each item which has been marked out in the Existing Title Commitment attached hereto as Schedule II) and the Seller has not agreed to cause such title exception to be removed prior to Closing and (viii) any other restrictions, easements, encumbrances and other exceptions encumbering the Property which do not individually materially interfere with the continued use of the relevant Property.

                 "Person shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

                 "Phase I" shall mean the Asset less and except Phase II.

                 "Phase I Closing" shall have the meaning assigned thereto in subsection 2.3(a).

                 "Phase I Closing Date" shall have the meaning assigned thereto in subsection 2.3(a).

                 "Phase I Earnest Money Portion" shall mean a portion of the Earnest Money in the amount of Two Million Six Hundred and Ten Thousand Dollars ($2,610,000).

                 "Phase I Purchase Price Portion" shall mean a portion of the Purchase Price in the amount of Eighty-Nine Million Three Hundred Ninety-Nine Thousand, Nine Hundred Twenty-Five Dollars ($89,399,925) as the same may be reduced pursuant to subsection 2.3(c).

                 "Phase II" shall mean that portion of the Asset described on
Schedule III attached hereto.

                 "Phase II Closing" shall have the meaning assigned thereto in subsection 2.3(a).

                 "Phase II Closing Date" shall mean the Phase II Scheduled Closing Date, as the same may be extended pursuant to subsection 2.3(c).

                 "Phase II Closing Condition" shall mean the condition that Cisco has commenced the payment of rent under the Cisco Lease.

                 "Phase II Earnest Money Portion" shall mean a portion of the Earnest Money in the amount of Three Hundred and Ninety Thousand Dollars ($390,000).

                 "Phase II Liquidated Damages Amount" shall mean $6,000,000 provided that if the Phase II Purchase Price Portion is reduced pursuant to paragraph 2.2(c), then the Phase II Liquidated Damages Amount shall be reduced to $4,234,500.

                 "Phase II Purchase Price Portion" shall mean a portion of the Purchase Price in the amount of $13,350,075.

                 "Phase II Scheduled Closing Date" shall have the meaning assigned thereto in subsection 2.3(a).

                 "Pre-Leasing Requirement" shall mean the requirement that one or more leases for all of the leasable space in Industrial Building 2 have been entered into between the Seller and Radian or another tenant (or tenants) which other tenant or tenants are no less creditworthy, in the Buyer's reasonable discretion, than Cisco and which leases have been approved or deemed approved by the Buyer pursuant to paragraph 3.3(d) or Section 3.4.

                 "Property" shall have the meaning assigned thereto in "Background" paragraph A.

                 "Purchase Price" shall have the meaning assigned thereto in subsection 2.2(a).

                 "Radian" shall mean Radian International.

                 "Reporting Person" shall have the meaning assigned thereto in subsection 14.4(b).

                 "Seller" shall have the meaning assigned thereto in the Preamble to this Agreement.

                 "Seller Closing Documents" shall mean the documents to be executed and delivered by the Seller pursuant to Article VI of this Agreement.

                 "Seller-Related Entities" shall have the meaning assigned thereto in subsection 10.2.

                 "Seller SDP Deposits" shall mean the deposits and/or bonds more particularly described on Schedule IV attached hereto which have been delivered or posted by the Seller with the City of Austin in connection with the issuance of certain site development permits for the Property.

                 "Seller's Knowledge" shall mean the actual knowledge of the Seller based upon the actual knowledge of Gary M. Sumers and the Asset Manager, without any duty on the part of any such executive officer or other Person to conduct any independent investigation or make any inquiry of any Person.

                 "Solectron T/I Allowance" shall mean the tenant improvement allowance in the aggregate amount of $5,763,450 payable by the Seller to Solectron Texas, L.P. pursuant to the provisions of the Space Lease with Solectron Texas, L.P. more particularly described as item 2 on Schedule VI attached hereto.

                 "Space Lease" shall have the meaning assigned thereto in subsection 3.2(c)(i).

                 "Tenant Notices" shall have the meaning assigned thereto in
Article VI.

                 "Title Company" shall mean Title Associates, as agent for Chicago Title Insurance Company.

                 "UCC" shall mean the Uniform Commercial Code.

                 "Voluntary Title Exceptions" shall mean with respect to the Property, title exceptions affecting the Property that are knowingly and intentionally created by the Seller after the date of this Agreement through the execution by the Seller of one or more instruments creating or granting such title exceptions; provided, however, that the term "Voluntary Title Exceptions" as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) Space Leases for the Property or any title exception created pursuant to a Space Lease for the Property by the tenant thereunder; (c) any title exceptions that are approved, waived or deemed to have been approved or waived by the Buyer or that are created in accordance with the provisions of this Agreement; (d) any title exceptions which, pursuant to a Space Lease for the Property or otherwise, are to be discharged by a tenant or occupant of the Property; (e) mechanic's or materialman's liens or (f) any federal tax liens.


                                   ARTICLE II

                        SALE, PURCHASE PRICE AND CLOSING

                 Section 2.1 Sale of Asset. (a) On the Closing Dates and pursuant to the terms and subject to the conditions set forth in this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Asset.

                 (b) The transfer of the Asset to the Buyer shall include the transfer of all Asset-Related Property with respect to the Asset. For purposes of this Agreement, "Asset-Related Property" shall mean all of the Seller's right, title and interest in and to (A) all easements, covenants and other rights appurtenant to the Property and all right, title and interest of the Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof, (B) all furniture, fixtures, equipment and other personal property (except items owned or leased by tenants or which are leased by the Seller) which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property, (C) to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Property as it is presently being operated, (D) to the extent assignable, all warranties, if any, issued to the Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property, (E) to the extent assignable, all service, supply and maintenance contracts (if any) held by the Seller with respect to the Property and its mechanical equipment, elevators and other elements, (F) to the extent assignable, all trade names and general intangibles relating to the Property and (G) all leases, licenses, contracts and other agreements, to the extent transferable, for the use and occupancy of all or any part of the Property and all security and escrow deposits held by the Seller in connection with any such leases, licenses, contracts and other agreements.

                 Section 2.2 Earnest Money. (a) The aggregate consideration for the Asset shall be equal to One Hundred and Two Million Seven Hundred Fifty Thousand Dollars ($102,750,000) (as the same may be reduced pursuant to subsection 2.2(c) below) (the "Purchase Price") which consists of the Phase I Purchase Price Portion and the Phase II Purchase Price Portion. The Purchase Price shall be paid by the Buyer to the Seller as set forth in subsection 2.2(c) below by wire transfer of funds and adjusted for Closing adjustments as described in Article X below.

                 (b) The Purchase Price shall be paid to the Seller as follows:

                 (i) upon execution of this Agreement, the Buyer shall deposit with Title Associates, as agent for Chicago Title Insurance Company, as escrow agent ("Escrow Agent"), the amount of Three Million Dollars ($3,000,000) (together with any interest earned thereon, the "Earnest Money") in immediately available funds by wire transfer to such account as Escrow Agent shall designate to the Buyer; the Earnest Money shall be held in escrow in accordance with the provisions of Section 14.5 and shall be nonrefundable to the Buyer except if all of the conditions set forth in
      Section 5.2 have not been met by the Closing Date or otherwise as set forth in Article VII or subsection 2.2(d) below; and

                 (ii) on the Phase I Closing Date, the Buyer shall deliver the Phase I Purchase Price Portion as reduced by the Phase I Earnest Money Portion to the Seller in immediately available funds by wire transfer to such account or accounts that BREA, as agent for the Seller, shall designate to the Buyer.

                 (iii) on the Phase II Closing Date, the Buyer shall deliver the Phase II Purchase Price Portion (as the same may be reduced pursuant to subsection 2.2(c) below) less the Phase II Earnest Money Portion to the Seller in immediately available funds by wire transfer to such account or accounts that BREA, as agent for the Seller, shall designate to the Buyer.

                 By execution of this Agreement, the Seller acknowledges that the Purchase Price and all other amounts payable to the Seller hereunder may be wired, to BREA as its agent hereunder unless otherwise explicitly stated in this Agreement.

                 (c) In the event that the Pre-Leasing Requirement has not been satisfied as of the Phase I Closing Date and, pursuant to Section 3.4, Industrial Building 2 will not be constructed, the Phase II Purchase Price Portion shall be reduced by the amount of One Million Seven Hundred Sixty-Five Thousand Five Hundred Dollars

($1,765,500). No adjustment shall be made to the Purchase Price except as explicitly set forth in this subsection 2.2(c) or elsewhere in this Agreement.

                 Section 2.3 The Closing. (a) The closing of the sale and purchase of (i) Phase I (the "Phase I Closing") shall take place on September 18, 1998 or such earlier date as the parties may agree, (the "Phase I Closing Date") and (ii) Phase II (the "Phase II Closing") shall take place on April 1, 1999 (the "Phase II Scheduled Closing Date").

                 (b) The Closings shall be held on the respective Closing Dates at 10:00 A.M. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location agreed upon by the parties hereto.

                 (c) Notwithstanding the foregoing, in the event that, (i) as of the Phase II Scheduled Closing Date, the Phase II Closing Condition has not been satisfied, the Seller may, upon written notice to the Buyer, adjourn the Phase II Closing Date until the date which is five (5) Business Days after the Phase II Closing Condition has been satisfied; provided, however if the Phase II Closing Condition has not been satisfied by July 1, 1999, then upon written notice from the Buyer to the Seller delivered at any time after such date, the Buyer may terminate this Agreement with respect to Phase II or (ii) as of the Phase I Scheduled Closing Date or the Phase II Scheduled Closing Date, the Estoppel Condition with respect to the portion of the Property to be transferred on such date has not been satisfied or waived by the Buyer, the Seller may, upon written notice to the Buyer, adjourn the relevant Closing Date until the Estoppel Condition has been satisfied; provided, however that any adjournment of the Phase I Closing Date or the Phase II Closing Date pursuant to this clause
(ii) shall not exceed 60 days. Upon receipt of such termination notice, the Phase II Earnest Money Portion shall be returned to the Buyer, the provisions of this Agreement relating to Phase II shall be terminated and neither party shall have any further rights or obligations hereunder with respect to Phase II.


                                   ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

                 Section 3.1 General Seller Representations and Warranties. The Seller hereby represents, warrants and covenants to the Buyer as of the date hereof and as of the Closing Date as follows:

                 (a) Formation; Existence. It is a limited partnership, limited liability company or corporation, as applicable, duly formed, validly existing and in good standing under the laws of the state of Delaware.

                 (b) Power and Authority. It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

                 (c) No Consents. Except for any consent, license, approval, order, permit, authorization, registration, filing or declaration, the failure of which to obtain will not materially adversely effect (A) the Seller's ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Asset or (C) the operation of the Property, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby.

                 (d) No Conflicts. To the Seller's Knowledge, the execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Asset, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties except, in each case, for any conflict or violation which (A) will not materially adversely effect (1) the Seller's ability to consummate the transactions contemplated by this Agreement, (2) the ownership of the Asset or (3) the operation of the Property or (B) arises under the documents evidencing or securing the Third Party Loans.

                 (e) Foreign Person. The Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

                 Section 3.2 Representations and Warranties of the Seller as to the Asset. The Seller hereby represents, warrants and covenants to the Buyer as of the date hereof and as of the Closing Date, as follows:

                 (a) Ownership of the Asset. It is the owner and holder of the Asset and the Asset is held by it free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction except for the Permitted Exceptions and possible security interests which will be terminated prior to the Closing. It has the right to sell the Asset pursuant to the terms of this

                 Agreement. Upon transfer of the Property by it to the Buyer and upon delivery by the Buyer to the Seller of the Purchase Price, the Buyer will receive the Property free and clear of any encumbrances (other than the Permitted Exceptions and any encumbrances arising from acts of the Buyer or its affiliates). It has not prior to the date hereof sold (or entered into an agreement to sell) the Asset (except for the possible granting of security interests, all of which will be terminated prior to the Closing).

                 (b) Material Contracts. To the Seller's Knowledge, all material service, maintenance, supply, construction, development and management contracts ("Material Contracts") affecting the Property are set forth on
      Schedule V attached hereto and the same have not been modified or amended, except as shown in such documents.

                 (c) Space Leases. With respect to the leases listed on Schedule VI attached hereto (the "Space Leases"), to the Seller's Knowledge (A) such Space Leases constitute all the leases relating to the Property under which the Seller is the holder of the landlord's interest, (B) such Space Leases have not been modified except as stated in Schedule VI, (C) such Space Leases contain the entire agreement between the relevant landlord and the tenants named therein and (D) except as set forth in Schedule VI, fixed rent and additional rent are currently being collected under such Space Leases without offset, counterclaim or deduction. True copies of the Space Leases have been delivered to the Buyer. If any Space Lease so delivered contains provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistencies and to conform such representations and warranties to the provisions of the Space Leases. Except (i) as set forth on Schedule VI,
      (ii) for the obligation to construct Industrial Building 3 and Industrial Building 4 pursuant to the Cisco Lease and (iii) the obligation to fund the Solectron T/I Allowance, all tenant improvements or other construction work relating to the initial occupancy of the tenants under the Space Leases) or payments by the landlord relating thereto) have been fully completed or made. To the Seller's Knowledge, Seller has not received any written notices of default under the Space Leases (which defaults remain uncured). To the Seller's Knowledge, the Seller has not received written notice that a tenant has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy law or insolvency law, or admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or petitioned for the appointment of or has had appointed a receiver, trustee or custodian for any of its property. Except as set forth on Schedule VI, the Seller has not delivered a notice of default to any tenant under the Space Leases. No tenant is in arrears in the payment of base or additional rent or any other material sum and no tenant has paid any base or additional rent more than one month in advance.

                 (d) Brokerage Commissions. To the Seller's Knowledge, there are no brokerage commissions of finders' fees payable by the landlord with respect to the current or any renewal term of any of the Space Leases other than those set forth on Schedule VII attached hereto and the Seller has no agreement with any broker with respect to any renewal term of any Space Lease except as set forth in Schedule VII.

                 (e) Condemnation. To the Seller's Knowledge, the Seller knows of no pending condemnation or similar proceedings affecting the Property, nor does the Seller have knowledge that any such action is threatened or contemplated.

                 (f) Litigation. To the Seller's Knowledge, except as disclosed in Schedule VIII attached hereto, there are no actions, suits or proceedings pending against or affecting the Asset in any court or before or by an arbitration tribunal or regulatory commission, department or agency which, if adversely determined, would materially adversely effect
      (1) the Seller's ability to consummate the transactions contemplated by this Agreement, (2) the ownership of the Asset or (3) the operation of the Property.

                 (g) Compliance With Law. To the Seller's Knowledge, the Seller has not received written notice of (i) a violation of any material federal, state or municipal or other governmental statute, ordinance, by-law, rule, regulation or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto or (ii) any request, application, proceeding, plan or study which would materially adversely affect the present use or zoning of the Property or which would result in the material modification or realignment of any street or highway adjacent to the Property.

                 (h) The Seller has not received written notice from any insurance carrier which has issued a policy insuring the Property, which notice (i) identifies defects or inadequacies in the Property and (ii) indicates that if such defects or inadequacies are uncorrected, then the relevant policy will be terminated.

                 Section 3.3 Covenants of the Seller Prior to Closing. Until Closing, the Seller or the Seller's agents shall:

                 (a) Insurance. Keep the Property insured against fire and other hazards covered by the insurance policies maintained by the Seller on the date of this Agreement.

                 (b) Operation. Operate and maintain the Property in a businesslike manner and substantially in accordance with the Seller's past practices with respect to the Property.

                 (c) New Contracts. Enter into third party contracts relating to the Property, provided that, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, the Seller will not enter into any new third party contracts unless any such contract (i) is necessary as a result of an emergency at the Property, (ii) does not require the payment of more than $10,000 in each calendar year or (iii) is entered into in the course of customary maintenance and repairs at the Property and, in each case, is terminable upon no more than 30 days prior notice without payment of premium or penalty. If the Seller enters into any third party contracts after the date of this Agreement, then the Seller shall promptly provide written notice and a copy thereof to the Buyer and unless such contract required the Buyer's approval pursuant to this paragraph and such approval was not obtained, the Buyer shall assume such contract at Closing, such contract shall be deemed added to Schedule V attached hereto and Schedule V shall be deemed amended at the Closing to include such contracts. If a new contract requires the Buyer's approval and the Buyer does not object within seven (7) Business Days after receipt of a copy of such contract, then the Buyer shall be deemed to have approved such contract.

                 (d) New Space Leases. (i) Continue its present rental program and efforts at the Property to rent vacant space, provided that without the prior consent of the Buyer, which consent shall not be unreasonably withheld, the Seller will not execute any new lease or amend, terminate or accept the surrender of any existing tenancies or approve any subleases except that the Seller is authorized to (i) accept the termination of Space Leases at the end of their existing terms, (ii) enter into Space Leases with any of the tenants listed on Schedule IX with respect to the specified space in the Property on substantially the same material terms as set forth on Schedule IX and (iii) amend, extend or renew any existing Space Lease provided that such amendment, extension or renewal is with any of the tenants listed on Schedule IX on substantially the same material terms as set forth on Schedule IX. If a new Space Lease or an amendment, renewal or extension of an existing Space Lease requires the Buyer's consent and the Buyer does not object in writing (which writing shall include the specific basis or bases for such objection) within seven (7) Business Days after receipt of a copy of such lease, amendment, extension or renewal, then the Buyer shall be deemed to have approved such space lease. Notwithstanding the foregoing, with respect to leases for space in Industrial Building 2, if the Buyer has approved or is deemed to have approved a letter of intent with respect to such lease pursuant to Section 3.4, then the Buyer's prior approval of the relevant lease shall be limited to those terms of the lease which were not included in, or are inconsistent with, the terms of the letter of intent.

                 (ii) If the Seller enters into any Space Leases after the date of this

      Agreement, then unless such Space Lease required the Buyer's approval pursuant to this paragraph and such approval was not obtained, the Buyer shall assume such Space Lease at Closing, such Space Lease shall be shall be deemed added to Schedule VI attached hereto and Schedule VI shall be deemed amended at the Closing to include such Space Lease.

                 (e) Litigation. The Seller will advise the Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency of which the Seller has Knowledge, which affects the Asset in any respect.

                 (f) Sale of Personal Property. The Seller will not transfer or dispose of, or permit to be sold, transferred or otherwise disposed of, any item or group of items constituting personal property associated with the Property, except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.

                 (g) Performance Under Space Leases. The Seller will perform, or cause its agents to perform, all obligations of landlord or lessor under the Space Leases.

                 (h) Estoppel Certificates. Immediately upon execution of this Agreement, the Seller and the Buyer will cooperate in preparing as expeditiously as possible an estoppel certificate (each an "Estoppel Certificate") with respect to each Space Lease substantially in the relevant form attached hereto as Exhibit G, in each case revised to be addressed to Purchaser and to reflect the facts of the transactions contemplated by this Agreement and, in the case of the estoppel certificate for Cisco, further revised to include a statement by the tenant that "substantial completion" (as defined in the Cisco Lease and the related workletter) has occurred.

                 (i) Delivery of Notices. The Seller agrees to issue default notices under the Material Contracts and the Space Leases in a commercially reasonable manner consistent with the Seller's past practices of operation of the Property.

                 Section 3.4 Industrial Building 2. (a) The Seller intends to construct Industrial Building 2 on a portion of Phase II. However, the Seller agrees that such construction will not be commenced by the Seller unless and until the Pre-Leasing Requirement has been met. The Seller agrees to keep the Buyer apprised of the status of negotiations with respect to the Pre-Leasing Requirement and shall submit to the Buyer for its approval any letter of intent which the Seller intends to enter into with respect to leases which will satisfy the Pre-Leasing Requirement. The Buyer shall either approve or disapprove such letter of intent within five (5) Business Days after the same has been received by the Buyer. The failure of the Buyer to respond within such five Business Day period shall be deemed approval of the letter of intent by the Buyer. Upon execution of leases pursuant to which all of Industrial Building 2 will be leased which leases (i) include material terms consistent with letters of intent approved or deemed approved by the Buyer or (ii) are otherwise approved by the Buyer, the Pre-Leasing Requirement shall be deemed satisfied.

                 (b) If the Pre-Leasing Requirement is not satisfied by the Phase I Closing Date, then the Seller shall not commence construction of Industrial Building 2 and the Phase II Purchase Price Portion shall be reduced pursuant to subsection 2.2(d). If the Pre-Leasing Requirement has been satisfied as of the Phase I Closing Date, then the Seller shall cause Industrial Building 2 to be constructed in accordance with the lease or leases for Industrial Building 2. The lease or leases with respect to Industrial Building 2 shall be subject to the provisions of subsection 3.3(d).


                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER

                 Section 4.1 Representations, Warranties and Covenants of the Buyer. The Buyer hereby represents, warrants and covenants to the Seller as of the date hereof and as of the Closing Date as follows:

                 (a) Formation; Existence. Buyer is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.

                 (b) Power; Authority. The Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Asset and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

                 (c) No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby.

                 (d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Asset, will not (a) conflict with or result in any violation of its organizational documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity, or (c) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.

                 (e) Examination; No Contingencies. (i) Except as provided in
      Article VII below, before entering into this Agreement, the Buyer has made such examination of the Asset and all other matters affecting or relating to the transactions contemplated hereunder as the Buyer has deemed necessary. In entering into this Agreement, the Buyer has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by BREA, the Seller, any partner of BREA or the Seller, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent BREA or the Seller, with respect to the Asset, the Condition of the Asset or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement. The Buyer's obligations under this Agreement shall not be subject to any contingencies, diligence or conditions except as expressly set forth in this Agreement. The Buyer acknowledges and agrees that, except as expressly set forth herein, the Seller makes no representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Asset or the Condition of the Asset. The Buyer agrees that the Asset will be sold and conveyed to (and accepted by) the Buyer at the Closing in the then existing condition of the Asset, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of the Seller expressly set forth in this Agreement. Without limiting the generality of the foregoing, except for the representations and warranties of the Seller contained in this Agreement, the transactions contemplated by this Agreement are without statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to (A) the Condition of the Asset or any aspect thereof, including, without limitation, any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability, or fitness for a particular purpose, (B) the nature or quality of construction, structural design or engineering of the improvements included in the Property, (C) the quality of labor or materials included in the improvements included in the Property, (D) the soil conditions, drainage, topographical features, flora, fauna, or other conditions of or which affect the Property, (E) any conditions at or which affect the Property with respect to a particular use, purpose, development, potential or otherwise, (F) areas, size, shape, configuration, location, access, capacity, quantity, quality, cash flow, expenses, value, condition, make, model, composition, accuracy, completeness, applicability, assignability, enforceability, exclusivity, usefulness, authenticity or amount, (G) any statutory, express or implied representations or warranties created by any affirmation of fact or promise, by any description of the Asset or by operation of law, (H) any environmental, botanical, zoological, hydrological, geological, meteorological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Property and (I) all other statutory, express or implied representations or warranties by the Seller whatsoever. The Buyer acknowledges that the Buyer has knowledge and expertise in financial and business matters that enable the Buyer to evaluate the merits and risks of the transactions contemplated by this Agreement.

                 (ii) For purposes of this Agreement, the term "Condition of the Asset" means the following matters:

                           (A) Physical Condition of the Property. The quality,
                 nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, flora, fauna, soils, subsurface conditions, groundwater, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access, and parking; the condition of the personal property and any fixtures; and the presence of any asbestos or other Hazardous Materials, dangerous, or toxic substance, material or waste in, on, under or about the Property and the improvements located thereon. "Hazardous Materials" means (A) those substances included within the definitions of any one or more of the terms "hazardous substances," "toxic pollutants", "hazardous materials", "toxic substances", and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. [Section]9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act and any similar state laws or any regulations issued under any such laws and (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls.

                           (B) Adequacy of the Asset. The economic feasibility,
                 cash flow and expenses of the Asset, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose.

                           (C) Legal Compliance of the Asset. The compliance or
                 non-compliance of the Seller or the operation of the Property or any part thereof in accordance with, and the contents of,
                 (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any governmental authorities asserting jurisdiction over the Property, including, without limitation, those relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and Hazardous Materials, dangerous, and toxic substances, materials, conditions or waste, including, without limitation, the presence of Hazardous Materials in, on, under or about the Property that would cause state or federal agencies to order a clean up of the Property under any applicable legal requirements and (ii) all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property.

                           (D) Matters Disclosed in the Scheduled Documents and
                 Asset File. Those matters referred to in this Agreement and the documents listed on the Schedules attached hereto and the matters disclosed in the Asset File.

                           (E) Insurance. The availability, cost, terms and
                 coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property.

                           (F) Condition of Title. The condition of title to the
                 Property, including, without limitation, vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurance; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments.

                 (f) Leasing Costs. (i) The Buyer will be responsible for all capital costs, tenant improvement costs, relocation costs, temporary leasing costs, leasing commissions, legal, design and other professional fees, and other expenses set forth on Schedule VI-1 attached hereto and made a part hereof and shall assume the economic effect of any "free rent" or other concessions pertaining to the period from and after the Closing Date relating to the Space Leases:

                 (ii) To the extent that the Seller has paid any of the items set forth on Schedule VI-1 prior to Closing, the Purchase Price will be increased at Closing by the aggregate amount of such expenditures upon presentation of an invoice therefor marked paid. The Buyer will pay all other costs and expenses described in this subsection 4.1(f) as and when the same are due.

                 (iii) In the event that any Space Leases are identified on
      Schedule IX hereto, or the Seller executes any new Space Lease after the date of this Agreement in accordance with subsection 3.3(d), and in either event such Space Lease requires the construction of tenant fixtures or improvements or the payment of leasing or brokerage commission(s) at the expense of the landlord, the Buyer shall assume the obligation to pay and/or at Closing to reimburse the Seller for the paid portion of the cost of such improvements and leasing or brokerage commission(s) and any other costs associated with such Space Lease.

                 (iv) In the event that the Solectron T/I Allowance has not been fully funded by the Seller as of the Phase I Closing Date, the Buyer will assume all obligations of the Seller to fund the balance of the Solectron T/I Allowance and the Buyer shall receive a credit at Closing in the amount of the balance of the Solectron T/I Allowance remaining to be funded.

                 (g) Brokerage Commissions. Effective upon the Closing, the Buyer assumes all obligations of the Seller to pay the brokerage commissions listed on Schedule VII, which obligation shall survive the Closing and shall be confirmed in writing by the Buyer upon request by the Seller.

                 (h) Seller SDP Deposits. To the extent that the work necessary for the return of the Seller SDP Deposits relating to the portion of the Property to be transferred on a Closing Date will not be completed prior to such Closing Date, the Buyer shall deliver replacement bonds or deposits to the City of Austin and cause the Seller SDP Deposits to be returned to the Seller. To the extent that, on a Closing Date, one or more Seller SDP Deposits relating to the portion of the Property to be transferred on such Closing Date have not been returned to the Seller, the relevant portion of the Purchase Price payable on such Closing Date shall be increased by the aggregate amount of the relevant outstanding Seller SDP Deposits and, if such amounts are subsequently remitted by the City of Austin to the Seller, then the Seller shall pay such amount, upon receipt, to the Buyer, which payment obligation shall survive the Closing.


                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

                 Section 5.1 Conditions Precedent To Seller's Obligations. The obligation of the Seller to consummate the transfer of the relevant portion of the Asset to the Buyer on the relevant Closing Date is subject to the satisfaction (or waiver by the Seller) as of the relevant Closing of the following conditions; provided that the condition shall be deemed satisfied if it has been satisfied as of the relevant Closing Date with respect to the portion of the Asset to be transferred on such Closing Date:

                 (a) Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                 (b) The Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Buyer on or before the Closing.

                 (c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

                 (d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Asset or the consummation of any other transaction contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.

                 (e) The Seller shall have received all of the documents required to be delivered by the Buyer under Article VI.

                 (f) The Seller shall have received the relevant portion of the Purchase Price in accordance with subsection 2.2(b) and all other amounts due to the Seller hereunder.

                 Section 5.2 Conditions to the Buyer's Obligations. The obligation of the Buyer to purchase and pay for the Asset is subject to the satisfaction (or waiver by the Buyer) as of the Closing of the following conditions; provided that the condition shall be deemed satisfied if it has been satisfied as of the relevant Closing Date with respect to the portion of the Asset to be transferred on such Closing Date:

                 (a) Each of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date.

                 (b) The Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Seller on or before the Closing.

                 (c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

                 (d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Asset or the consummation of any other transaction contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.

                 (e) Title to the Property shall be delivered to the Buyer in the manner required under Section 8.1.

                 (f) The Buyer shall have received all of the documents required to be delivered by the Seller under Article VI.

                 (g) The Buyer shall have received (i) with respect to the Phase I Closing, Estoppel Certificates from all tenants of the Phase I Property and (ii) with respect to the Phase II Closing, Estoppel Certificates from all tenants of the Phase II Property.

                 (h) (i) No notice of default shall have been given by the Seller under any Material Contract or under any Space Lease, in each case, which Material Contract or Space Lease (A) relates to, affects or benefits the portion of the Property to be transferred on the relevant Closing Date and (B) will be assumed by the Buyer as part of the relevant Closing and
      (ii) all such Material Contracts and Space Leases shall be in full force and effect, except in each case, to the extent that such notice of default or failure of such Material Contract or Space Lease to continue in full force and effect, would not materially adversely effect the value or continued operation of the portion of the Property to be transferred on the relevant Closing Date.


                                   ARTICLE VI

                               CLOSING DELIVERIES

                 (a) The Buyer shall deliver the following documents at each
      Closing:

                 (i) with respect to the relevant portion of the Property:

                           (A) an assignment and assumption of landlord's
                 interest in leases (an "Assignment of Leases") duly executed by the Buyer in substantially the form of Exhibit A hereto;

                           (B) an assignment and assumption of contracts (an
                 "Assignment of Contracts") duly executed by the Buyer in substantially the form of Exhibit B hereto; and

                           (C) notice letters ("Tenant Notices") duly executed
                 by the Buyer, in the form of Exhibit C attached hereto. Such notice letters shall be retained by the Seller and delivered by the Seller to each tenant and other such entity promptly following Closing.

                 (ii) with respect to the transactions contemplated hereunder:

                           (A) such other assignments, instruments of transfer,
                 and other documents as the Seller may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by the Buyer with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by the Buyer;

                           (B) a duly executed and sworn Secretary's Certificate
                 from the Buyer (or the general partners of the Buyer, where appropriate) certifying that the Buyer has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;

                           (C) an executed and acknowledged Incumbency
                 Certificate from the Buyer (or the general partners of the Buyer, where appropriate) certifying the authority of the officers of the Buyer (or the general partner of the Buyer, where appropriate) to execute this Agreement and the other documents delivered by the Buyer to the Seller at the Closing; and

                           (D) all transfer tax returns which are required by
                 law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by the Seller and duly executed by the Buyer.

                 (b) The Seller shall deliver the following documents at
                 Closing:

                 (i)  with respect to the relevant portion of the Property:

                           (A) a special warranty deed (a "Deed") in
                 substantially the form of Exhibit D (with any necessary modifications in order to conform with the local laws for recording in the land records in the jurisdiction in which the Property is located), duly executed by the Seller, without recourse, which deed, upon proper recording by the Buyer, shall be sufficient to transfer and convey to the Buyer whatever rights in the relevant portion of the Property the Seller has acquired subject only to the Permitted Exceptions (as defined below);

                           (B) an Assignment of Leases duly executed by the
                 Seller, together with copies, and if available, originals of the Space Leases referred to in such assignment;

                           (C) a bill of sale (a "Bill of Sale") duly executed
                 by the Seller in substantially the form of Exhibit E hereto, relating to all fixtures, chattels, equipment and articles of personal property owned by the relevant Seller which are currently located upon or attached to the relevant portion of the Property;

                           (D) an Assignment of Contracts duly executed by the
                 Seller;

                           (E) all keys to the relevant portion of the Property
                 which are in the Seller's possession;

                           (F) an affidavit that the Seller is not a "foreign
                 person" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit F hereto; and

                           (G) with respect to the Phase II Closing only, the
                 Phase II CO.

                 (ii) with respect to the transactions contemplated hereunder:

                           (A) such other assignments, instruments of transfer,
                 and other documents as the Buyer may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by the Seller with the covenants, agreements, representations and warranties made by it hereunder;

                           (B) a duly executed and sworn Secretary's Certificate
                 from the Seller (or the general partners of the Seller, where appropriate) certifying that the Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;

                           (C) an executed and acknowledged Incumbency
                 Certificate from the Seller (or the general partners of the Seller, where appropriate) certifying the authority of the officers of the Seller (or the general partner of the Seller, where appropriate) to execute this Agreement and the other documents delivered by the Seller to the Buyer at the

                 Closing; and

                           (D) all transfer tax returns which are required by
                 law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared and duly executed by the Seller.

                 (iii) In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), the Seller shall use commercially reasonable efforts to provide the Buyer, at no cost to the Seller, with the economic benefits of such property by enforcing such property (solely at the Buyer's direction) for the benefit and at the expense of the Buyer.


                                   ARTICLE VII

                                   INSPECTIONS

                 Section 7.1 Right of Inspection. Prior to the Closing, the Buyer and its agents shall have the right to inspect the Property during business hours on Business Days, including the right to interview the tenants under Space Leases, provided that (a) the Buyer shall first give the Seller reasonable advance notification of its intention to conduct any such inspection or interview, (b) the Buyer shall permit a representative of the Seller to accompany the Buyer and/or its agents during any such inspection or interview if the Seller shall make such a representative available and (c) such inspection or interview shall not unreasonably impede the normal day-to-day business operation of the Property. The Buyer's right of inspection of the Property shall be subject to the rights of tenants. The Buyer hereby indemnifies and agrees to defend and hold the Seller harmless from all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage arising in connection with or from any such inspection by the Buyer or its agents. The provisions of this Article shall survive the Closing.

                 Section 7.2 Due Diligence Period.

                 (a) The Buyer confirms to the Seller that the Buyer has conducted a detailed inspection of the Asset File, has made multiple site visits and in certain instances consulted with third party professionals in satisfying itself that the Property is appropriate for the Buyer's acquisition. Notwithstanding the foregoing, in order to confirm preliminary information with third party professionals, review materials requested but not delivered, clarify certain discrepancies, conduct more complete Phase I environmental and engineering analyses and complete its investigation, the Buyer, for the period ending on July

      31, 1998 (the "Due Diligence Expiration Date"), shall have the right to conduct or cause to be conducted, at the Buyer's sole cost, risk and expense, such inspections, tests, examinations and studies of the Property as the Buyer deems necessary or appropriate; to further examine all applicable records relating to the income, operation and maintenance of the Property; to determine compliance of the Property with applicable laws and regulations, including, without limitation, zoning, building, land use and environmental protection laws; and to further confirm certain title matters. The provisions of Section 7.1 above shall apply to any on-site investigations or inspections to be made by the Buyer.

                 (b) If the Buyer, in its judgment reasonably exercised, determines that the Asset is not an acceptable investment for the Buyer, then the Buyer shall have the right to terminate this Agreement by written notice given to the Seller prior to 5:00 p.m. (E.D.T) on the Due Diligence Expiration Date (TIME BEING OF THE ESSENCE). If the Buyer shall elect to terminate this Agreement in the time and manner set forth in this subsection 7.2(b), then the Earnest Money shall be returned to the Buyer, this Agreement shall be deemed terminated and neither party shall have any further rights or obligations to the other, except for those expressly stated to survive the termination of this Agreement. If the Buyer shall fail to terminate this Agreement in the time and manner set forth in this subsection 7.2(b), then the Buyer shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this subsection 7.2(b).


                                  ARTICLE VIII

                         TITLE AND PERMITTED EXCEPTIONS

                 Section 8.1 Permitted Exceptions. The Property shall be sold and is to be conveyed, and the Buyer agrees to purchase the Property, subject to the Permitted Exceptions.

                 Section 8.2 Title Report. The Buyer has received and/or reviewed a copy of the Existing Title Commitment and the Existing Survey. Promptly after the date of this Agreement the Seller shall order from the Title Company an updated title commitment and survey with respect to the Property and the Seller shall (a) instruct the Title Company to furnish copies of all updated commitments and surveys to the Buyer's counsel at the address set forth in
Section 14.9 hereof. Within five (5) Business Days after issuance of any such updated documents, the Buyer shall give notice to the Seller specifying all title exceptions set forth in such updated documents which the Buyer claims are not Permitted Exceptions.

                 Section 8.3 Use of Purchase Price to Discharge Title Exceptions. With respect to the Property, if, at the Closing, there are any title exceptions applicable to the Property which are not Permitted Exceptions and which the Seller is obligated by this

Agreement or elects to pay and discharge, the Seller may use any portion of the Purchase Price to satisfy the same, provided that the Seller shall have delivered to the Buyer at the Closing instruments in recordable form sufficient to satisfy such title exceptions of record, together with the cost of any applicable recording or filing fees. The existence of any such liens or encumbrances shall not be deemed objections to title if the Seller shall comply with the foregoing requirements. Any unpaid liens for taxes, water charges and assessments applicable to the period prior to the Closing Date shall not be objections to title, but the amount thereof plus any interest and penalties thereon shall be deducted from the Purchase Price, subject to the provisions for apportionment of taxes, water charges and assessments contained in Article X of this Agreement.

                 Section 8.4 Inability to Convey. Except as expressly set forth in Section 8.6, nothing contained in this Agreement shall be deemed to require the Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall the Buyer have any right of action against the Seller, at law or in equity, for the Seller's inability to convey title subject only to the Permitted Exceptions.

                 Section 8.5 Rights in Respect of Inability to Convey. Subject to the Seller's obligations to remove Voluntary Title Exceptions pursuant to
Section 8.6 below, in the event that the Seller shall be unable to deliver title to the Property in the condition required under Section 8.1 and the Buyer shall not, prior to the Closing Date (as it may have been adjourned in accordance with this Agreement), give notice to the Seller that the Buyer is willing to waive objection to each title exception which is not a Permitted Exception and close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against the Seller for damages or otherwise, the Seller shall have the right, at the Seller's sole election, to either (l) take such action as the Seller shall deem advisable to discharge each such title exception which is not a Permitted Exception or (2) terminate this Agreement. In the event the Seller shall elect to take action to discharge each such title exception which is not a Permitted Exception, the Seller shall be entitled to one or more adjournments of the Closing Date for a period not to exceed ninety (90) days in the aggregate (inclusive of any adjournments made by the Seller pursuant to Section 8.6 below) and the Closing shall be adjourned to a date specified by the Seller not beyond such ninety (90) day period. If, for any reason whatsoever, the Seller shall not have succeeded in discharging each such title exception at the expiration of such adjournment(s) and if the Buyer shall not, prior to the expiration of the last of such adjournments, give notice to the Seller that the Buyer is willing to waive objection to each such title exception and to close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against the Seller for damages or otherwise, this Agreement shall be deemed to be terminated as of the last date to which the Closing Date was adjourned by the Seller pursuant to this Article VIII. Upon any termination of this Agreement pursuant to this Section, (I) the Earnest Money shall be refunded to the Buyer and (II) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. No action taken by the Seller to discharge, or attempt to discharge, any purported title exception shall be an admission that any such purported title exception is not a Permitted Exception. The provisions of this Section 8.5 shall be subject to the Seller's and the Buyer's rights and obligations with respect to Voluntary Title Exceptions set forth in Section 8.6.

                 Section 8.6 Voluntary Title Exceptions. If, from time to time prior to the Closing, the Buyer shall become aware of any Voluntary Title Exceptions, then the Buyer shall promptly notify the Seller thereof, which notice shall describe in reasonable detail the Voluntary Title Exceptions(s). The Seller shall discharge all Voluntary Title Exceptions on or prior to Closing. The Seller shall be entitled to one or more adjournments of the Closing Date not to exceed ninety (90) days in the aggregate (inclusive of any adjournments made by the Seller pursuant to Section 8.5 hereof) to discharge Voluntary Title Exceptions.

                 Section 8.7 The Buyer's Right to Accept Title. Notwithstanding the foregoing provisions of this Article VIII, the Buyer may, by notice given to the Seller at any time prior to the Closing Date (as it may have been adjourned by the Seller pursuant to this Article VIII), elect to accept such title as the Seller can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but, except to the extent set forth in Section 8.6, the Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against the Seller for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions.

                 Section 8.8 Cooperation. The Buyer and the Seller shall cooperate with the title company chosen by the Buyer in connection with obtaining title insurance insuring title to the Property subject only to the Permitted Exceptions. In furtherance and not in limitation of the foregoing, at or prior to the Closing, the Buyer and the Seller shall deliver to the title company chosen by the Buyer such affidavits, certificates and other instruments as are reasonably requested by such title company and customarily furnished in connection with the issuance of owner's policies of title insurance, including, without limitation, (i) evidence sufficient to establish (x) the legal existence of the Buyer and the Seller and (y) the authority of the respective signatories of the Seller and the Buyer to bind the Seller and the Buyer, as the case may be, and (ii) a certificate of good standing of the Seller.


                                   ARTICLE IX

                         TRANSACTION COSTS; RISK OF LOSS

                 Section 9.1 Transaction Costs. The Buyer and the Seller agree to comply with all real estate transfer tax laws applicable to the sale of the Asset. Except as specifically set forth below, at Closing, the real property transfer taxes, deed stamps, conveyance taxes, documentary stamp taxes and other taxes or charges payable as a result of the conveyance of the Asset to the Buyer pursuant to this Agreement shall be split equally between the Buyer and the Seller. In addition to the foregoing and their respective apportionment obligations hereunder, (a) the Seller and the Buyer shall each be responsible for the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the sale of the Asset, (b) the Buyer shall be responsible for all costs and expenses associated with (i) the Buyer's due diligence (other than the title costs described in clause (c)(i) below), (ii) all survey and search costs and updates related thereto, whether commissioned by the Buyer, the Seller or the Title Company provided that if such survey update is not commissioned by the Buyer, the Buyer's prior approval has been obtained for the commissioning of such survey update, (iii) the policy premiums and all other costs in respect of any mortgage title insurance obtained by the Buyer (if any) and the costs of any endorsements, coinsurance, reinsurance or affirmative coverage requested by the Buyer in connection with the fee title insurance (if any), (iv) all costs and expenses of obtaining any financing the Buyer may elect to obtain (including any fees, financing costs, transfer taxes, mortgage and recordation taxes and intangible taxes in connection therewith) and (v) all other costs which are the responsibility under applicable law for the Buyer to pay (including, without limitation, all sales and use taxes due as a result of the sale of the Asset) and (c) the Seller shall be responsible for all costs and expenses associated with (i) the policy premiums in respect of any fee title insurance obtained by the Buyer (if any) but the Seller shall not be responsible for the costs of any endorsements, coinsurance, reinsurance or affirmative coverage requested by the Buyer in connection with such fee title insurance,
(iv) payment, at the Closing, of the recording charges and fees and recordation taxes for the documents necessary to transfer the Asset,. Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys' fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section.

                 Section 9.2 Risk of Loss. If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceeding, the Seller shall promptly notify the Buyer.

                 (b) As soon as practicable after the occurrence of such casualty or condemnation, the Seller shall notify the Buyer of (i) the estimated cost of restoration of the Property with respect to any casualty as determined by written estimate of an independent construction contracting firm chosen by the Seller and reasonably acceptable to the Buyer or (ii) the estimated loss in value of the Property as a result of such condemnation as determined by written estimate of an independent appraisal firm chosen by the Seller and reasonably acceptable to the Buyer. If the estimated cost of restoration arising from a casualty or the loss in value of the Property arising from a condemnation exceeds $10,000,000 or one of the Space Leases is terminated by the tenant thereunder as a result of such casualty or condemnation, then the Buyer shall have the option to either (i) terminate this Agreement upon notice to the Seller and upon receipt of such notice, the Seller shall allow the return of the Earnest Money, together with interest thereon, and thereupon this Agreement shall terminate and be of no further force or effect except for the obligations specified to survive termination or (ii) accept the Property "as is" together with an assignment of the insurance or condemnation proceeds in accordance with the following sentence. If (x)(1) the estimated cost of restoration arising out of a casualty or estimated loss of value arising out of a condemnation, shall be $10,000,000 or less and (2) no Space Leases are terminated by the tenants thereunder as result of such casualty or condemnation or (y) (1)(A) the estimated cost of restoration arising from a casualty or the loss in value of the Property arising from a condemnation exceeds $10,000,000 or (B) one of the Space Leases is terminated by the tenant thereunder as a result of such casualty or condemnation and (2) the Buyer elects, pursuant to clause (ii) of the preceding sentence, to accept the Property "as is" together with an assignment of the insurance or condemnation proceeds, then notwithstanding any provision in this Agreement to the contrary, the Seller will credit against the Purchase Price payable by the Buyer at the Closing an amount equal to the net proceeds, if any, received by the Seller from such casualty or condemnation less any amounts spent by the Seller prior to the Closing with respect to the restoration of the Property plus, in the case of clause (x) only, the amount of any deductible and/or deficiency with respect to such insurance proceeds or condemnation award. If as of the Closing Date, the Seller has not received any such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Asset (without any deduction for such insurance or condemnation proceeds) and the Seller will at Closing assign to the Buyer all rights of the Seller, if any, to the insurance or condemnation proceeds and to all other rights or claims arising out of or in connection with such casualty or condemnation.


                                    ARTICLE X

                                   ADJUSTMENTS

                 Unless otherwise provided below, the following are to be adjusted and prorated between the Sellers and the Buyer as of 11:59 P.M. on the day preceding the Closing Date, based upon a 365 day year, and the net amount thereof shall be added to (if such net amount is in the Seller's favor) or deducted from (if such net amount is in the Buyer's favor) the Purchase Price payable at Closing:

                 Section 10.1 Fixed Rents.

                 (a) Fixed rents (collectively, "Fixed Rents") paid or payable by tenants under the Space Leases in connection with their occupancy of the Property shall be adjusted and prorated on an if, as and when collected basis. Any Fixed Rents collected by the Buyer or the Seller after the Closing from any tenant who owes Fixed Rents for periods prior to the Closing, shall be applied
(i) first, in payment of Fixed Rents owed by such tenant for the month in which the Closing Date occurs, (ii) second, in payment of Fixed Rents owed by such tenant for the period (if any) after the month in which the Closing Date occurs but not beyond the then current month and
(iii) third, in payment of Fixed Rents owed by such tenant for the period prior to the month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

                 (b) The Buyer shall bill tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six consecutive months following the Closing Date and shall use good faith efforts to collect such past due Fixed Rents. Any payment by a tenant in an amount less than the full amount of Fixed Rents and Overage Rent (as defined below) then due and payable by such tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth above) to the extent of all such Fixed Rents then due and payable by such tenant, and thereafter to Overage Rents (in the order of priority as to time periods as is set forth in Section 10.2 below).

                 Section 10.2 Overage Rents.

                 (a) With respect to any Space Lease that provides for (i) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) so-called common area maintenance or "CAM" charges or (iii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (such percentage rent, CAM charges, escalation rent and additional rent being collectively called "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

                 (b) As to any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, the Buyer agrees that it will pay the entire amount over to the Seller upon receipt thereof, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto. The Buyer agrees that it shall (i) promptly render bills for any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing,
(ii) bill tenants such Overage Rent attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of six consecutive months thereafter and (iii) use good faith best efforts to collect Overage Rent. The Seller shall furnish to the Buyer all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent and the Buyer will deliver to the Seller, concurrently with the delivery to tenants, copies of all statements relating to Overage Rent for a period prior to the Closing. The Buyer shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by the Seller.

                 (c) If, prior to the Closing, the Seller shall have received any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, the Buyer shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less any costs and expenses (including reasonable counsel fees) incurred by the Buyer in the collection of such Overage Rent) shall be paid by the Buyer to the Seller promptly after the Buyer receives payment thereof.

                 (d) Any payment by a tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and payable by such tenant in accordance with subsection 10.1(b) above) shall be applied to Overage Rents then due and payable in the following order of priority, (i) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs, (ii) second, in payment of Overage Rent for accounting periods following the Closing Date, in the chronological order in which such payments are due for such accounting period pursuant to the applicable Space Lease, but not beyond the then current accounting period and (iii) third, in payment of Overage Rent for the accounting period preceding the accounting period in which the Closing Date occurs, in the chronological order in which such payments are due for such accounting period pursuant to the applicable Space Lease.

                 (e) To the extent that any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between the Seller and the Buyer at the Closing based on such estimated payments actually paid by tenants (i.e., with the Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, the Seller to pay to the Buyer at the Closing all monthly or other periodic installments of such amounts theretofore received by the Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and the Seller and the Buyer to apportion as of the Closing Date all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between the Seller and the Buyer. If, with respect to any tenant, the recalculated Overage Rent exceeds the estimated amount paid by such tenant, upon collection from the tenant, (i) the entire excess shall be paid by the Buyer to the Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between the Seller and the Buyer as of the Closing Date (on the basis described in the first sentence of subsection 10.2 above), if the Closing occurred during the accounting period for which such recalculation was made, with the Buyer paying to the Seller the portion of such excess which the Seller is so entitled to receive. If, with respect to any tenant, the recalculated Overage Rent is less than the estimated amount paid by such tenant, (1) the entire shortfall shall be paid by the Seller to the Buyer (or, at the Seller's option, directly to the tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned between the Seller and the Buyer as of the Closing Date (on the basis described in the first sentence of subsection 10.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with the Seller paying to the Buyer (or, at the Seller's option, directly to the tenant in question) the portion of such shortfall so allocable to the Seller.

                 (f) Until such time as all amounts required to be paid to the Seller by the Buyer pursuant to Section 10.1 and this Section 10.2 shall have been paid in full, the Buyer shall furnish to the Seller not less frequently than monthly a reasonably detailed accounting of such amounts payable by the Buyer, which accounting shall be delivered to the Seller on or prior to the 15th day following the last day of each calendar month from and after the calendar month in which the Closing occurs. The Seller shall have the right from time to time following the Closing, on prior notice to the Buyer, during ordinary business hours on Business Days, to review the Buyer's rental records with respect to the Property to ascertain the accuracy of such accountings.

                 Section 10.3 Taxes and Assessments. Real estate taxes and assessments assessed with respect to the year in which the Closing occurs shall be adjusted and prorated based on (a) the periods of ownership by the Seller and the Buyer during such year and (b) the most current official real property tax information available from the county assessor's office where the Property is located or other assessing authorities. If real property tax and assessment figures for the taxes or assessments to be apportioned between the Buyer and the Seller pursuant to this Section are not available, real property taxes shall be prorated based on the most recent assessment, subject to further and final adjustment when the tax rate and/or assessed valuation for such taxes and assessments for the Property is fixed. In the event that the Property or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, the Seller shall, at the Closing, be responsible for any installments due prior to the Closing and the Buyer shall be responsible for any installments due on or after the Closing.

                 Section 10.4 Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of the Property pursuant to such tenants' Space Leases), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there be a water meter, or meters, on the Property, the Seller agrees that they shall at the Closing furnish a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto. As to any unpaid water charges or sewer rents payable directly by tenants, the Buyer shall consummate the Closing subject to such unpaid charges and rents and any lien resulting therefrom, without credit against the Purchase Price or any claim or right of action against the Seller.

                 Section 10.5 Utility Charges. Gas, steam, electricity and other public utility charges (other than any such charges which are payable by tenants of the Property pursuant to such tenants' Space Leases) will be paid by the Seller to the utility company to the Closing Date. The Seller shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of the Property pursuant to such tenants' Space Leases. The Seller and the Buyer shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of the Seller's responsibility for such charges for utilities furnished to the Property as of the date of the Closing and commencement of the Buyer's responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, the Seller shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, the Seller shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and the Buyer shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between the Buyer and the Seller as of the Closing.

                 Section 10.6 Material Contracts. Charges and payments under all Material Contracts.

                 Section 10.7 Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements.

                 Section 10.8 Security Deposits. The actual amounts of the security deposits provided for under the Space Leases being held by the Seller as set forth on Schedule X shall be assigned to the Buyer by, at the Seller's option, (i) payment of the amount thereof to the Buyer, (ii) a credit to the Buyer against the balance of the Purchase Price and/or (iii) assignment to the Buyer of the bank accounts (or other security) in which same are held, which assignment shall be in form reasonably acceptable to the Buyer and the depositary bank. Any such tenants' securities in form other than cash shall be transferred to the Buyer by way of appropriate instruments of transfer or assignment.

                 Section 10.9 Other. If applicable, the Purchase Price shall be adjusted at Closing in accordance with subsection 4.1(f)(ii), subsection 4.1(f)(iv), subsection 4.1(h) and Section 9.2 and to reflect the adjustment of any other item which, under the terms of this Agreement, is to be apportioned at Closing.

                 Section 10.10 Re-Adjustment. Except for re- adjustments of Overage Rent to be made pursuant to subsection 10.2(e), if any such items are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is 180 days following the Closing Date. The provisions of this Article X shall survive the Closing.

                                   ARTICLE XI

                                 INDEMNIFICATION

                 Section 11.1 Indemnification by the Seller. The Seller shall indemnify and hold the Buyer, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Buyer-Related Entities") harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses ("Losses"), arising out of, or in any way relating to, (i) any breach of any representation or warranty of the Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto and (ii) any breach of any covenant of the Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, such obligation to survive the Closing subject to
Section 11.4.

                 Section 11.2 Indemnification by the Buyer. The Buyer shall indemnify and hold the Seller, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, "Seller-Related Entities") harmless from any and all Losses arising out of, or in any way relating to, (i) any breach of any representation or warranty by the Buyer contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or in connection herewith and (ii) any breach of any covenant of the Buyer contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, such obligation to survive the Closing or termination of this Agreement subject to
Section 11.4.

                 Section 11.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1 or the provisions of any Seller Closing Document, (a) the Seller shall not be required to indemnify the Buyer or any Buyer-Related Person under this Agreement or under any Seller Closing Document unless (i) the aggregate of all amounts for which an indemnity would otherwise be payable by the Seller under this

Agreement or under any Seller Closing Document, in each case, with respect to Phase I or Phase II exceeds the relevant Basket Limitation and, in such event, Sellers shall be responsible for only the amount in excess of the relevant Basket Limitation and (ii) the Seller received written notice of such claim prior to the expiration of the survival period, if any, under Section 11.4, of the representation, warranty, indemnity or covenant which is the basis for such claim and (b) in no event shall the liability of the Seller with respect to the indemnification provided for in Section 11.1 above or in any Seller Closing Document, in each case, with respect to Phase I or Phase II exceed in the aggregate the relevant Cap Limitation. Without limitation of the foregoing, the payment of the Phase II Liquidated Damages Amount shall not be subject to the Cap Limitation or the Basket Limitation and shall not be taken into consideration in determining whether such limitations have been exceeded.

                 Section 11.4 Survival. The representations and warranties of Seller contained in this Agreement and any indemnity contained in any Seller Closing Document shall survive for a period of 180 days after the Closing. The covenants contained in this Agreement to the extent to be performed prior to or at Closing shall not survive after the Closing. All other covenants, indemnities and provisions of this Agreement shall survive the Closing unless otherwise provided herein.

                 Section 11.5 Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto which survives the Closing shall be the indemnifications provided for under this Article XI.


                                   ARTICLE XII

                           TAX CERTIORARI PROCEEDINGS

                 Section 12.1 Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs, are pending at the time of the Closing, the Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then the Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that the Seller shall not settle any such proceeding without the Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. The Buyer shall reasonably cooperate with the Seller in connection with the prosecution of any such tax reduction proceedings. The Seller represents that, as of the date of this Agreement, no such tax reduction proceedings are pending and the Seller agrees not to initiate any such proceedings after the date of this Agreement without the prior consent of the Buyer, such consent not to be unreasonably withheld.

                 Section 12.2 Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing shall belong to and be the property of the Seller, and any refunds or savings in the payment of taxes applicable taxes payable from and after the date of the Closing shall belong to and be the property of the Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under Space Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such tenant) shall, at the Seller's election, either (a) be paid to the Buyer and the Buyer shall disburse the same to such tenants or (b) be paid by the Seller directly to the tenants entitled thereto. All attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the Seller and the Buyer in proportion to the gross amount of such refunds or savings payable to the Seller and the Buyer, respectively (without regard to any amounts reimbursable to tenants).

                 Section 12.3 Survival. The provisions of this Article XII shall survive the Closing.


                                  ARTICLE XIII

                                     DEFAULT

                 Section 13.1 Default. (a) If the Buyer shall default in the performance of its obligations under this Agreement to purchase the Asset by the Closing Date, the Seller, as its sole and exclusive remedy hereunder (except as set forth in the last sentence of this subsection (a)), shall be entitled to terminate this Agreement, to direct the Escrow Agent to deliver the Earnest Money to the Seller, and to retain the Earnest Money as liquidated damages, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination. The Buyer agrees that the Seller shall have the right to retain the Earnest Money as liquidated damages without the necessity of proving actual damages due to the difficulty of proving actual damages resulting from the Buyer's default hereunder. Nothing in this Section shall be deemed to limit the Seller's remedies with respect to a breach by the Buyer of any of its obligations which survive the Closing but such remedies shall be limited as provided in Section 11.5.

                 (b) If the Seller shall default in the performance of its obligations under this Agreement to cause the sale of the Asset by the Closing Date, the Buyer, as its sole and exclusive remedy, shall be entitled at its option, either (i) to terminate this Agreement, direct Escrow Agent to deliver the Earnest Money to the Buyer and retain the Earnest Money, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement; provided, however, if the Seller shall default in the performance of its obligations to cause the sale of Phase II on the Phase II Closing Date, then, in the event the Buyer elects to terminate this Agreement pursuant to clause (i) above, the Buyer shall also be entitled to receive from the Seller the Phase II Liquidated Damages Amount, as liquidated damages without the necessity of proving actual damages due to the difficulty of proving actual damages resulting from the Seller's default hereunder with respect to the Phase II Closing. Nothing in this Section shall be deemed to limit the Buyer's remedies with respect to a breach by the Seller of any of the Seller's obligations which survive the Closing but such remedies shall be limited as provided in Section 11.5.


                                   ARTICLE XIV

                                  MISCELLANEOUS

                 Section 14.1 Use of Blackstone Name and Address. The Buyer hereby acknowledges and agrees that neither the Buyer nor any affiliate, successor, assignee or designee of Buyer shall be entitled to use the name "Blackstone" in any way whatsoever.

                 Section 14.2 Exculpation of the Seller. Notwithstanding anything to the contrary contained herein, the Seller's shareholders, partners, the partners of such partners, the shareholders of such partners, and the trustees, officers, directors, employees, agents and security holders of the Seller and the partners of the Seller assumes no personal liability for any obligations entered into on behalf of the Seller and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of the Seller under this Agreement.

                 Section 14.3 Brokers. (a) The Seller represents and warrants to the Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Eastdil. The Seller agrees to indemnify, protect, defend and hold the Buyer harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Seller's breach of the foregoing representation in this subsection (a). The provisions of this subsection (a) shall survive the Closing and any termination of this Agreement.

                 (b) The Buyer represents and warrants to the Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Eastdil. The Buyer agrees to indemnify, protect, defend and hold the Seller harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Buyer's breach of the foregoing representations in this subsection (b). The provisions of this subsection (b) shall survive the Closing and any termination of this Agreement.

                 Section 14.4 Confidentiality; Press Release; IRS Reporting Requirements. (a) The Buyer and the Seller shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Asset, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which affiliates of the Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, accountants, legal counsel or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality and (iii) to comply with any law, rule or regulation. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section shall survive the termination of this Agreement for a period of 180 days but shall not survive the Closing.

                 (b) The Seller or the Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release
(i) issued by the Buyer disclose the identity of the Seller's direct or indirect beneficial owners by name or the consideration paid to the Seller for the Asset or (ii) issued by the Seller disclose the identity of the Buyer's direct or indirect beneficial owners by name.

                 (c) For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the "IRS Reporting Requirements"), the Seller and the Buyer hereby designate and appoint the Escrow Agent to act as the "Reporting Person" (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, the Seller and the Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that the Seller and the Buyer each retain an original counterpart of this Agreement for at least four (4) years following the calendar year of the Closing.

                 Section 14.5 Escrow Provisions. (a) The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account at Morgan Guaranty Trust Company of New York (the "Escrow Account").

                 (b) The Escrow Agent shall hold the Earnest Money in escrow in the Escrow Account until the Closing or sooner termination of all or a portion of this Agreement and shall hold or apply such proceeds in accordance with the terms of this paragraph (b). The Seller and the Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Escrow Account. At the relevant Closing, the relevant portion of the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, the Seller. If for any reason a Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within 24 hours give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Earnest Money with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

                 (c) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. The Seller and the Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys' fees and disbursements, incurred in connection with the performance of the Escrow Agent's duties hereunder.

                 (d) The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of the Seller and the Buyer.

                 Section 14.6 Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                 Section 14.7 Assignment. This Agreement may not be assigned by the Buyer without the consent of the prior written consent of the Seller. The Buyer may designate an affiliate to which the Asset will be assigned at the Closing, provided that the Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation.

                 Section 14.8 Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                 Section 14.9 Notices.

                 (a) To the Seller:

                               c/o Blackstone Real Estate Advisors L.P.
                               345 Park Avenue
                               New York, New York 10154
                               Attention: Mr. Thomas J. Saylak
                               Facsimile: 212-754-8726

                     with copies thereof to:

                               Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York 10017
                               Attention: Gregory J. Ressa, Esq.
                               Facsimile: 212-455-2502

                 (b) To the Buyer:

                               HRPT Properties Trust
                               400 Centre Street
                               Newton, Massachusetts 02458
                               Attention: Mr. John A. Mannix
                               Facsimile:  617-928-1305


                     with copies thereof to:

                               Sullivan & Worcester LLP
                               One Post Office Square

                               Boston, Massachusetts 02109
                               Attention: Jennifer B. Clark, Esq.
                               Facsimile: 617-338-2880.

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and
(ii) may be given either by a party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other parties.

                 Section 14.10 Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

                 Section 14.11 Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Seller or the Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged.

                 Section 14.12 No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

                 Section 14.13 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

                 Section 14.14 Submission to Jurisdiction. Each of the Buyer and the Seller irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Buyer and the Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Buyer and the Seller irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                 Section 14.15 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 Section 14.16 Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

                 Section 14.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 Section 14.18 Acceptance of Deed. The acceptance of the Deed by the Buyer shall be deemed full compliance by the Seller of all of the Seller's obligations under this Agreement except for those obligations of the Seller which are specifically stated to survive the delivery of the Deed hereunder.

                 Section 14.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

                 Section 14.20 Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement.

                 Section 14.21 Waiver of Jury Trial. The Seller and the Buyer hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against another party on any matter arising out of or in any way connected with this Agreement.

                 Section 14.22 Financials. The Seller shall provide the Buyer with access to the books and records of the Seller for the purpose of preparing audited financial statements for the Asset with respect to the 1996 and 1997 calendar years and the stub 1998 period, such financial statements to be prepared at the Buyer's sole cost and expense. The Seller shall provide the Buyer and its accountants with such reasonable certifications with respect to the Seller's books and records as they shall require from time to time in their reasonable discretion in connection with the preparation of such financial statements. The provisions of this Section shall survive the Closing.

                 Section 14.23 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING THE BUYER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY OR PERSONALLY, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BUYER. ALL PERSONS DEALING WITH THE BUYER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.

                 Section 14.24 Independent Contract Consideration. In addition to the Earnest Money Deposit, the sum of one hundred dollars ($100) (the "Independent Contract Consideration") has been paid and delivered by the Buyer to the Seller along with the Buyer's executed originals of this Agreement, which amount has been bargained for and agreed to by the parties hereto as consideration for the Buyer's exclusive right to purchase the Property pursuant to the terms of this Agreement. It is agreed and understood by the parties hereto that the Independent Contract Consideration shall be in addition to and independent of any and all other consideration payable pursuant to this Agreement and is nonrefundable upon Closing.

                 Section 14.25 Tax Free Exchange. Notwithstanding any terms in the Agreement to the contrary, Seller shall have the right to consummate the transactions contemplated by this Agreement in a manner which qualifies as a tax-deferred exchange, in whole or in part, under the provisions of Section 1031 of the Internal Revenue Code, and the Treasury Regulations thereunder. Purchaser agrees to cooperate with Seller with respect to any tax-deferred exchange pursuant to the provisions of Section 1031 of the Code and the Treasury Regulations thereunder and to execute any and all documents reasonably requested by Seller in connection therewith; provided, however that in no event shall Purchaser be required to take title to any exchange property. Without limiting the foregoing, Seller shall have the right to (i) transfer interests in the Property or this Agreement to one or more of its direct or indirect members or partners, (ii) transfer all or any portion of Seller's (or its transferee's) interests under this Agreement to a qualified intermediary (the "Intermediary") in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder (and, as a result of the transfer, the Intermediary will acquire an equitable interest in the title to the Property) provided that Seller shall simultaneously with such transfer confirm its continued obligations under this Agreement and (iii) cause all or any portion of the Purchase Price to be transferred to a qualified escrow or qualified trust in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder. Seller shall indemnify and hold Purchaser, its assignees and nominees harmless from and against all cost, loss and damage, including, without limitation, reasonable attorneys' fees, incurred in connection with the matters described in this Section 14.25. The preceding sentence shall survive the Closings and shall not be subject to the Basket Limitation or Cap Limitation set forth elsewhere in this Agreement.

                      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                            SELLER:

                            BLACKSTONE/TCC AUSTIN PARTNERS L.P.

                            By:  BRE/AUSTIN L.L.C.


                                 By: /s/ William J. Stein
                                         ------------------------

                                 Name:   William J. Stein
                                 Title:  Vice President


                            BUYER:

                                 HRPT PROPERTIES TRUST



                                 By:     John A. Manning
                                         ------------------------
                                 Name:   John A. Manning
                                 Title:  Executive Vice President

                                   Schedule I

                                 Asset Schedule


Seller: Blackstone/TCC Austin Partners L.P.

Property: Lot 1, 3-16, Research Park Subdivision, a subdivision in Travis and Williamson Counties, according to the maps or plats of record in Volume 101, Page 214, Plat Records of Travis County, Texas and Cabinet P, Slide 383, Plat Records of Williamson County, Texas.

Asset Manager: William J. Stein

                                   Schedule II

                      Existing Title Commitment and Survey

Existing Survey

Plat of Survey dated and certified June 10, 1998 prepared by Survcon Inc., Job Number 417-588.

Existing Title Commitment

See attached [attachment not included and available on request]

                                  Schedule III

                                    Phase II

Lots 8, 9, and 10 of Block A, Research Park, a resubdivision of Research Technology Subdivision, as recorded in Book 1, Pages 214 through 217 of the plat records of Travis County, Texas and as recorded in Cabinet P, slides 383 through 386 of the plat records of Williamson County, Texas.

                                   Schedule IV

                               Seller SDP Deposits



RESEARCH PARK - COA REFUNDABLE DEPOSITS


                                     Solectron        Industrial 2     Industrial 3 & 4   Office 1, 2 & 3
=========================================================================================================
E/S Fiscal                          $93,761.00
E/S Fiscal Bonds                                      $6,108.00        $193,315.00        $162,540.00
Environmental Fiscal Deposit        $44,000.00
PW/Water/Wastewater Inspection                                         $34,993.25         $34,129.68
Fee
Landscape Inspection Fee                              $80.00           $1,180.00          $1,540.00
=========================================================================================================
TOTAL DEPOSITS                      $137,761.00       $6,188.00        $229,488.25        $198,209.68
=========================================================================================================

TOTAL REFUNDABLE COA DEPOSITS - $571,646.93

                                   SCHEDULE V
                      MATERIAL CONTRACTS FOR RESEARCH PARK

                                DOCUMENT                           DATE OF                                 PARTIES
                                                                  DOCUMENT
Roofing System Limited Warranty & Service Agreement, Warranty      6/27/94    Texas Instruments, Inc. and GE Silicones
No. 10-11386-01                                                               Corporation

Dow Corning 3-7000 Silicone Roof Coating Silicone/Polyurethane     8/26/91    Texas Instruments, Inc. and Dow Corning
Foam System Warranty, Warranty No. 2510

Silicone/Polyurethane Foam System Warranty, Warranty No. 1914      6/20/89    Texas Instruments, Inc. and Dow Corning Corporation

Full System Limited Warranty Dow Corning Silicone/Polyurethane     8/11/95    Texas Instruments, Inc. and Dow Corning Corporation
Foam Roofing System, Warranty No. 1764

Full System Limited Warranty Dow Corning Silicone/Polyurethane     11/9/96    Texas Instruments, Inc. and Dow Corning Corporation
Foam Roofing System, Warranty No. 3737

Full System Limited Warranty Dow Corning Silicone/Polyurethane     8/11/95    Texas Instruments, Inc. and Dow Corning Corporation
Foam Roofing System, Warranty No. 3324

Roofing System Limited Warranty, Warranty No. 10-11845-01          11/8/97    Blackstone/TCC Austin Partners, L.P. and GE

Full System Limited Warranty Dow Corning Silicone/Polyurethane     8/8/96     Texas Instruments, Inc. and Dow Corning Corporation
Roof System, Warranty No. 3621

Gas Sales Agreement, Contract #GS 05291                            5/1/98     Blackstone/TCC Austin Partners, L.P. and Mercado Gas
                                                                              Services Inc.

Gas Transportation Agreement, Contract #GT 18112                   4/18/97    Blackstone/TCC Austin Partners, L.P. and Southern
                                                                              Union Gas Company


                                        4

Amendment to Gas Agreement Contract #GT 18112                      9/2/97     Blackstone/TCC Austin Partners, L.P. and Southern
                                                                              Union Gas Company

Document Management Services Agreement #2911127                    5/16/97    Blackstone/TCC Austin Partners, L.P. and Xerox
                                                                              Business Services

Amendment to Document Management Services Agreement               10/10/97    Blackstone/TCC Austin Partners, L.P. and Xerox
#2911127                                                                      Business Services

Cleaning Services Contract                                         4/1/98     Blackstone/TCC Austin Partners, L.P. (by Trammell Crow
                                                                              Central Texas, Ltd., its manager) and Border
                                                                              Maintenance Services, Inc.

Equipment Acceptance for Equipment Schedule No TCCT-01             7/21/97    Blackstone/TCC Austin Partners, L.P. and M&SD
Solectron Voice Mail Lease                                                    Financial Services

Equipment Acceptance for Equipment Schedule No TCCT-02P            11/1/97    Blackstone/TCC Austin Partners, L.P. and M&SD
Solectron Building 2 (McNeil 11) Phone Switch                                 Financial Services

Equipment Schedule and Acceptance Form No.:  TCCT-03P              11/1/97    Blackstone/TCC Austin Partners, L.P. and Southern
Research Park main phone switch lease                                         Union Gas Company and MS&D Financial Services

Food Service/Management Services Contract                          4/7/97     Marriott Management Services/and Blackstone

Evaporated Loss Adjustment Application to City of Austin           4/3/97     Per COA Letter assigning from Texas Instruments to

Blackstone/TCC Austin Partners, L.P.
Landscape Maintenance Contract                                     4/1/98     Blackstone/TCC Austin Partners, L.P. (by Trammell Crow
                                                                              Central Texas) and Clean Cut

Telephone Maintenance Contract for Research Park Main Switch      10/31/97    Blackstone/TCC Austin Partners, L.P. and Williams
                                                                              Telecommunications Systems (WilTel)


                                        5

Amendment to Gas Agreement Contract #GT 18112                      9/2/97     Blackstone/TCC Austin Partners, L.P. and Southern
                                                                              Union Gas Company

Document Management Services Agreement #2911127                    5/16/97    Blackstone/TCC Austin Partners, L.P. and Xerox
                                                                              Business Services

Amendment to Document Management Services Agreement               10/10/97    Blackstone/TCC Austin Partners, L.P. and Xerox
#2911127                                                                      Business Services

Cleaning Services Contract                                         4/1/98     Blackstone/TCC Austin Partners, L.P. (by Trammell Crow
                                                                              Central Texas, Ltd., its manager) and Border
                                                                              Maintenance Services, Inc.

Equipment Acceptance for Equipment Schedule No TCCT-01             7/21/97    Blackstone/TCC Austin Partners, L.P. and M&SD
Solectron Voice Mail Lease                                                    Financial Services

Equipment Acceptance for Equipment Schedule No TCCT-02P            11/1/97    Blackstone/TCC Austin Partners, L.P. and M&SD
Solectron Building 2 (McNeil 11) Phone Switch                                 Financial Services

Equipment Schedule and Acceptance Form No.:  TCCT-03P              11/1/97    Blackstone/TCC Austin Partners, L.P. and Southern
Research Park main phone switch lease                                         Union Gas Company and MS&D Financial Services

Food Service/Management Services Contract                          4/7/97     Marriott Management Services/and Blackstone

Evaporated Loss Adjustment Application to City of Austin           4/3/97     Per COA Letter assigning from Texas Instruments to

Blackstone/TCC Austin Partners, L.P.
Landscape Maintenance Contract                                     4/1/98     Blackstone/TCC Austin Partners, L.P. (by Trammell Crow
                                                                              Central Texas) and Clean Cut

Telephone Maintenance Contract for Research Park Main Switch      10/31/97    Blackstone/TCC Austin Partners, L.P. and Williams
                                                                              Telecommunications Systems (WilTel)

APS - Security Contract                                            4/1/98     Blackstone/TCC Austin Partners, L.P. and American
                                                                              Protective Services, Inc.


                                        5

Security Pay Schedule Change and Amendment                         5/27/98    Letter dated 5/27/98 for new rates effective 6/1/98

Fire System monitoring for Solectron expansion market              5/14/98    Trammell Crow Company and ADT Security Services, Inc.
                                                                              (in the process of being assigned to Blackstone/TCC
                                                                              Austin Partners, L.P.)

Window Cleaning Contract                                           4/15/98    Blackstone/TCC Austin Partners, L.P. and Sparkling
                                                                              Clean Window Company

City of Austin Water and Wastewater Utility Service Extension      9/21/97    Trammell Crow Company and Turner Collie & Braden,
request for Administrative Approval                                           Inc./City of Austin

Declaration of Covenants, Conditions and Restrictions for          6/23/98    Blackstone/TCC Austin Partners, L.P.
Research Park, Travis County Volume 13210, Page 109

Declaration of Covenants, Conditions and Restrictions for          6/24/98
Research Park, Williamson County Document Number 9034423,
Page 109

                                   Schedule VI

                                  Space Leases

1. Lease Agreement Between Trammell Crow Central Texas, Ltd. ("TCCT"), as Landlord, and Texas Instruments Incorporated ("TI"), as Tenant, dated December 30, 1996.

a. Assignment of Leases from TCCT to Blackstone/TCC Austin Partners L.P. dated March 17, 1997.

b. Amendment To Assignment of Leases between TCCT and Blackstone/TCC Austin Partners L.P. dated March 17, 1997.

c. Amendment To Lease Agreement dated March 17, 1997 between Blackstone/TCC Austin Partners L.P. and TI.

d. Second Amendment to Lease Agreement dated May 22, 1997 between Blackstone/TCC Austin Partners L.P. and TI.

e.  Assignment of Lease from TI to Raytheon TI Systems, Inc. dated July 11,
    1997.

     f. Raytheon Guarantee executed by Raytheon Corporation dated July 2, 1997.

2. Lease Agreement By and Between TI and Solectron Texas, L.P. ("Solectron") dated March 29, 1996.

a. First Amendment to Lease Agreement By and Between TI and Solectron dated May 6, 1996.

b. Second Amendment to Lease Agreement By and Between TI and Solectron dated July 16, 1996.

c. Third Amendment to Lease Agreement By and Between TI and Solectron dated August 8 and August 20, 1996.

d.  Assignment of Leases from TI to TCCT dated December 30, 1996.

e. Assignment of Leases from TCCT to Blackstone/TCC Austin Partners L.P. dated March 17, 1997.

f. Amendment To Assignment of Leases between TCCT and Blackstone/TCC Austin Partners L.P. dated March 17, 1997.

3. Lease Agreement Between Blackstone/TCC Austin Partners L.P. and Solectron dated September 25, 1997.

a. Amendment to Lease Agreement Between Blackstone/TCC Austin Partners L.P. and Solectron dated as of July 23, 1998.

b. Letter dated June 24, 1998 Between Blackstone/TCC Austin Partners L.P. and Solectron.



4. Lease Agreement Between Blackstone/TCC Austin Partners, L.P. and Netspeed, Inc. dated April 10, 1998.

a. Assignment Letter dated April 23, 1998 from Netspeed, Inc. to Cisco Systems, Inc.

b. First Amendment to Lease Agreement Between Blackstone/TCC Austin Partners, L.P. and Cisco Systems, Inc. dated June 16, 1998.

                                  Schedule VI-1

                            Landlord Work in Progress


                                      None

                                  Schedule VII

                              Brokerage Commissions

         DOCUMENT                DATE OF              PARTIES                      COMMENTS
                                 DOCUMENT
Lease Commission Agreement       4/14/98        Blackstone/TCC Austin        Commission Agreement
                                                Partners, L.P., and          for Cisco Systems, Inc.
                                                The Staubach
                                                Company

Lease Commission Agreement        5/8/97        Blackstone/TCC Austin        Commission Agreement
                                                Partners, L.P., and CB       for Solectron Texas
                                                Commercial
                                                                             Landlord is not obligated
                                                                             to pay any commission
                                                                             on future expansions or
                                                                             renewals

First Amendment to CB           Not dated       Blackstone/TCC Austin        Amendment to the
Commercial Agreement                            Partners, L.P. and CB        Solectron Texas
                                                Commercial                   Commission Agreement

                                  Schedule VIII

                                   Litigation

                                      None

                                   Schedule IX

                            Space Leases in Progress


                                      None

                                   Schedule X

                      Security Deposits Held By The Seller


       TENANT                  AMOUNT                           PARTIES
Cisco Systems, Inc.       $20,000 in cash         Blackstone/TCC Austin Partners, L.P. and
                                                  Cisco Systems, Inc.

                                    Exhibit A


           ASSIGNMENT AND ASSUMPTION OF LANDLORD'S INTEREST IN LEASES


                 ASSIGNMENT AND ASSUMPTION OF LANDLORD'S INTEREST IN LEASES dated _____ __, 1998, between ____________, a _________________ having an address at 345 Park Avenue, New York, New York 10154 ("Assignor") and ___________, a _____________ having an address at _______________ ("Assignee").

                                   Background

                 This Assignment and Assumption of Landlord's Interest in Leases is being executed and delivered pursuant to that certain Purchase and Sale Agreement dated as of July __, 1998 (the "Purchase Agreement") among Assignor, as seller, and Assignee, as buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                            Assignment and Assumption

                 In consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, all of Assignor's right, title and interest in and to:

                 All leases, occupancy agreements, license agreements, rental agreements, concession agreements and other written agreements entered into with any tenants relating to the Property and the buildings and other improvements located thereon, or any portion thereof, including, without limitation, the leases, occupancy agreements, license agreements, rental agreements, concession agreements and other written agreements set forth on Schedule A attached hereto (all of the foregoing leases, collectively, the "Space Leases").

                 TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Space Leases.

                 Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Space Leases described on Schedule A attached hereto on the Assignor's part to be performed thereunder from and after the date hereof and will well and truly perform all of the terms, covenants and conditions of such Leases from and after the date hereof, all with the same force and effect as though the Assignee had signed such Space Leases as a party named therein.

                 Assignee does hereby agree for itself, its legal representatives, successors and assigns to indemnify, defend and save the Assignor, its legal representatives, successors and assigns, harmless from and against any and all claims, losses, suits and expenses (including, but not limited to, reasonable legal fees and litigation expenses) asserted or arising in connection with the performance by Assignee under the Space Leases described on Schedule A attached hereto from and after the date hereof.

                 Assignor does hereby agree for itself, its legal representatives and its successors and assigns, to indemnify, defend and save the Assignee, its legal representatives and its successors and assigns, harmless from and against any and all claims, losses, suits and expenses (including, but not limited to, reasonable legal fees and litigation expenses) asserted or arising in connection with the performance by Assignor under the Space Leases prior to the date hereof.


                 IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this instrument as of the day first above written.

                 ASSIGNOR:
                 [SELLER]


                 By:___________________________
                    Name:
                    Title:


                 ASSIGNEE:

                 [BUYER]


                 By:___________________________
                    Name:
                    Title:


     Schedules:

       Schedule A          Space Leases


                  [APPROPRIATE ACKNOWLEDGEMENT TO BE ADDED]

                                    Exhibit B
                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


                 ASSIGNMENT AND ASSUMPTION OF CONTRACTS dated __, 1998, between ____________, a _________________ having an address at 345 Park Avenue, New
York, New York 10154 ("Assignor") and ___________, a _____________ having an address at _______________ ("Assignee").

                                   Background

                 This Assignment and Assumption of Contracts is being executed and delivered pursuant to that certain Purchase and Sale Agreement dated as of July __, 1998 (the "Purchase Agreement") among Assignor, as seller, and Assignee, as buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                            Assignment and Assumption

                 In consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, all of Assignor's right, title and interest in and to:

                 (i) All agreements, contracts or understandings of Assignor relating to ownership, operation, maintenance, and management of the Property and the buildings and other improvements located thereon, or any portion thereof, including, without limitation, the contracts set forth on Schedule A attached hereto (collectively, the "Contracts");

                 (ii) All equipment leases and rental agreements relating to the equipment, services, vehicles, furniture or other type of personal property with regard to the Property and the buildings and other improvements located thereon, or any portion thereof, including, without limitation, the leases set forth on Schedule B attached hereto (collectively, the "Equipment Leases");

                 (iii) All of Assignor's right, title and interest in and to all licenses, registrations, certificates, permits, approvals and other governmental authorizations relating to the construction, operation, use or occupancy of the Property and the buildings and other improvements located thereon, or any portion thereof (collectively, the "Permits");

                 (iv) all of Assignor's right, title and interest in and to all warranties and guarantees, if any, relating to the personal property located on the Property or in the buildings and other improvements located thereon (collectively, the "Warranties"; the Contracts, the Equipment Leases, the Permits and the Warranties are collectively referred to herein as the "Agreements").

                 TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Agreements.

                 Assignee hereby assumes the performance of all of the terms, covenants and conditions of the

Contracts described on Schedule A attached hereto and the Equipment Leases described on Schedule B attached hereto on the Assignor's part to be performed thereunder from and after the date hereof and will perform all of the terms, covenants and conditions of such Contracts and Equipment Leases arising or accruing from and after the date hereof, all with the same force and effect as though the Assignee had signed such Contracts and Equipment Leases as a party named therein.

                 Assignee does hereby agree for itself, its legal representatives, and its successors and assigns to indemnify, defend and save the Assignor, its legal representatives, successors and assigns, harmless from and against any and all claims, losses, suits and expenses (including, but not limited to, reasonable legal fees and litigation expenses) asserted or arising in connection with the performance by Assignee under the Contracts described on Schedule A attached hereto and the Equipment Leases described on Schedule B attached hereto from and after the date hereof.

                 Assignor does hereby agree for itself, its legal representatives and its successors and assigns, to indemnify, defend and save the Assignee, its legal representatives and its successors and assigns, harmless from and against any and all claims, losses, suits and expenses (including, but not limited to, reasonable legal fees and litigation expenses) asserted or arising in connection with the performance by Assignor under the Contracts described on Schedule A attached hereto and the Equipment Leases described on Schedule B attached hereto prior to the date hereof.

                 IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this instrument as of the day first above written.

                 ASSIGNOR:

                 [SELLER]

                 By:___________________________
                    Name:
                    Title:

                 ASSIGNEE:

                 [BUYER]

                 By:___________________________
                    Name:
                    Title:



     Schedules:

        Schedule A                  Contracts
        Schedule B                  Equipment Leases

                                    Exhibit C


                                    [SELLER]
                            c/o The Blackstone Group
                                 345 Park Avenue
                            New York, New York 10154


                                                                 _____ ___, 1998

BY CERTIFIED MAIL

[Name and Address
of Tenant]


                     Premises:     [__________________________]

Gentlemen and Ladies:

                 Please be advised that effective the date set forth above, the Premises have been conveyed to _________________, a ____ ______________, whose mailing address is ________________________________________. You are hereby irrevocably and unconditionally directed that, effective immediately, all future communications, rents and payments are to be directed as follows:

                                    [TBD]


                                         Very truly yours,

                                         [SELLER]

                                         By: __________________________
                                             Title:

                                    Exhibit D

                              SPECIAL WARRANTY DEED

Date:

Grantor: Blackstone/TCC Austin Partners L.P.

Grantor's Mailing Address:

          c/o The Blackstone Group
          345 Park Avenue, 32nd Floor
          New York County
          New York, New York 10154

Grantee: HRPT Properties Trust

Grantee's Mailing Address:

Consideration: $10 and other good and valuable consideration

Property:

Reservations From and Exceptions From Conveyance:

                 Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, grants, sells and conveys to Grantee the property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold it to Grantee, Grantee's heirs, executors, administrators, successors, or assigns forever. Grantor binds Grantor and Grantor's heirs, executors, administrators and successor to warrant and forever defend all and singular the property to Grantee and Grantee's heir, executors, administrators, successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the reservations from and exceptions to conveyance and warranty, when the claim is by, through, or under Grantor or otherwise.

                 When the context requires, singular nouns and pronouns include the plural.

                               Blackstone/TCC Austin
Partners L.P.

                               By: BRE/Austin L.L.C., its general partner


                                      By: ______________________________
                                          Name:
                                          Title:

ACKNOWLEDGMENT

STATE OF ____________ )
                        )
COUNTY OF ___________ )

                 This instrument was acknowledged before me on the __ day of _________, 199_ by _______________________, the of BRE/Austin L.L.C., a Delaware
limited liability company and general partner of Blackstone/TCC Austin Partners L.P., a Delaware limited partnership on behalf of said limited liability company and said partnership.


My Commission Expires:                  __________________________________
                                        Notary Public, State of __________

_____________________                   Notary Name Printed:

                                        __________________________________


AFTER RECORDING RETURN TO:                      DOCUMENT PREPARED BY:

                                    Exhibit E

                                  BILL OF SALE

                 ________________________________, a __________________________,
whose address is 345 Park Avenue, New York, New York 10154 (hereinafter referred to as "Seller"), in consideration of Ten ($10.00) Dollars in hand paid by __________________ ___________________, a ___________________________, whose mailing address is _____________________________ (hereinafter referred to as "Buyer"), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, assign, convey, transfer, set over, and quit-claim unto Purchaser, its successors and assigns, all of Seller's right, title and interest in and to any and all fixtures, chattels and articles of personal property that are attached to or located in or upon the premises described on Schedule A attached hereto and the buildings and other improvements located thereon, or any portion thereof (all of the property and interests hereinbefore described are hereinafter referred to as the "Property").

                 TO HAVE AND TO HOLD the Property unto Buyer, its successors and assigns forever.

                 This Bill of Sale is made without warranty or representation, express or implied, by or recourse against Seller of any kind or nature whatsoever except as set forth in that certain Purchase and Sale Agreement dated as of July , 1998 between Seller as seller, and Buyer, as buyer.

                 This Bill of Sale has been duly executed by Seller as of the ____ day of ________________, 1998.

                                                    [SELLER]

                                          By: _________________________
                                              Name:
                                              Title:



     Schedules:

        Schedule A                  Description of Premises

                                   Exhibit F


                               ENTITY TRANSFEROR
                        FOREIGN INVESTORS REAL PROPERTY
                      TAX ACT CERTIFICATION AND AFFIDAVIT

                 Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [ ] (the "Transferee") that withholding of tax is not required upon disposition of a U.S. real property interest by [Property owner], a ___________________ _____________________ (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

                 [bullet] Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

                 [bullet] The U.S. employer identification number of Transferor is ___________;

                 [bullet] Transferor has an address at 345 Park Avenue, New York, New York 10154.

                 [bullet] The address of the subject property is ________________, .

                 Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

                 Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.


__________________ ___, 1998



                                    [SELLER]


                                 By: ____________________________
                                     Name:
                                     Title:

                                    Exhibit G
     [Tenant's Estoppel Certificate not included and available upon request]